EXHIBIT 5.3
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                        [GRAPHIC OMITTED - LOGO]
                        McDaniel
                        & Associates Consultants Ltd.
                        Oil & Gas Reservoir Evaluations



September 21, 2006

Re: Husky Energy Inc. ("Husky") - Registration Statement on Form F-9

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our report evaluating a portion of Husky's petroleum and natural gas reserves as at December 31, 2005, in the registration statement on Form F-9 of Husky (File No. 333-137211).

We also consent to the references to us under the heading "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ C. B. Kowalski
--------------------------
C. B. Kowalski, P. Eng.
Vice President

Calgary, Alberta, Canada
September 21, 2006



              Suite 2200, Bow Valley Square 3, 255-5th Avenue S.W.
                           Calgary, Alberta T2P 3G6
                Tel: (403)262-5506          Fax: (403)233-2744
                Email: mcdaniel@mcdan.com   Website: www.mcdan.com